Exhibit 10.3

TERMINATION AGREEMENT

This Termination Agreement is dated February 23, 2022 (the “Termination Agreement”), by and between Takung Art Co., Ltd., a Delaware corporation (the "Company”) and individuals affixing its signature on the signature page of this Termination Agreement (each, a “Purchaser”; collectively, the “Purchasers”).

WHEREAS, the Company and the Purchasers are parties to a certain agreement dated as of February 16, 2022 (the “SPA”);

WHEREAS, the SPA contemplated that the Purchasers would purchase an aggregate of 11,770,240 units (the “Units”), each consisting of one share of the common stock (the “Shares”) of the Company, par value $0.001 per share (the “Common Stock”) and a warrant (the “Warrant”) to purchase three shares of Common Stock, at a per Unit purchase of $2.5488;

WHEREAS, as of the date of this Termination Agreement, to the Purchasers have not delivered the funds to the Company, and the Company has not delivered the Units to the Purchase in accordance with the terms and the conditions of the SPA;

WHEREAS, the parties wish to terminate the existing SPA;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and other promises contained in this Termination Agreement, and for other good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, the Company and Buyer agree as follows:

Section 1. Termination.

In accordance with Section 7.13 of the SPA, the Company and the Purchasers hereby agree that the SPA will terminate effective as of the date of this Termination Agreement and shall be of no further force or effect.

Section 2. No Termination Fee.

The Company and the Purchasers hereby agree that there is no termination fee, penalties or any financial obligation on either party in connection with the termination.

Section 3. Mutual Release.

Each party, on behalf of itself and its respective affiliates, agents, parents, subsidiaries, successors and assigns, hereby releases the other party and its affiliates, agents, parents, subsidiaries, successors and assigns from any and all claims, obligations and liabilities arising from or relating to the SPA, which agreement and any continuing obligations thereunder are hereby terminated and of no further force and effect.

Section 4. Governing Law.

This Termination Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

[Signature Page of the Company]

IN WITNESS WHEREOF, the parties have duly executed this Termination Agreement as of the date first written above.

THE COMPANY

Takung Art Co., Ltd.

By:
Name:	Kuangtao Wang
Title:	Co-Chief Executive Officer

[Signature Page of the Purchasers]

IN WITNESS WHEREOF, the parties have duly executed this Termination Agreement as of the date first written above.

The Purchaser

By:
Name:
Title: